Exhibit 13

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Registration Statement of SmartCool Systems Inc. (the “Company”) on Form 20-F, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 29, 2007

/s/ George Burnes

Name:	George Burnes
Title:	President
(Principal Executive Officer)

/s/ Allan Thompson

Name:	Allan Thompson
Title:	Chief Financial Officer
(Principal Financial Officer)